UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

CLEAN POWER TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51716	98-0413062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 7(W) E-Plan Industrial Estate New Road, New Haven, East Sussex, UK	BN9 OEX
(Address of principal executive offices)	(Zip Code)

+44 1273-516013
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Clean Power's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. These risks and uncertainties include Clean Power's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in Clean Power's Securities and Exchange Commission filings. The forward looking statements in this Form 8-K speak only as of the date hereof, and Clean Power disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the Clean Power’s expectations or future events.

Item 1.01                      Entry into a Material Definitive Agreement

June 2010 Financing

As previously reported on June 6, 2010, Clean Power Technologies Inc. (“Clean Power” or the “Company”) closed a financing of $500,000 pursuant to the terms of a working capital financing in the aggregate principal amount of $1,000,000 (the “2010 Financing”) with The Quercus Trust (“Quercus”), an entity which has previously invested in the Company. The terms of the financing are as follows: (i) tranches of $200,000 and $300,000 were closed on May 21, 2010 and June 3, 2010 (collectively, the “Initial Closing”), respectively, whereby the Company issued to Quercus a twenty-four month Senior Secured Convertible Promissory Note (the “Note”), bearing interest at the rate of ten percent (10%) per annum payable quarterly in common stock of the Company; and (ii) additional tranches of $125,000 closed in July and August, with two further tranches of $125,000 scheduled to close in September and October.  Interest on the Note is payable in common stock shall be valued at the volume weighted average price per share of common stock as quoted on Bloomberg, LP for ten (10) days prior to the due date for the interest.

August 2010 Interim Financing

On August 6, 2010, the Company and Quercus closed an interim financing in the aggregate principal amount of $107,900 pursuant to the terms of a 10% Senior Secured Promissory Note (the “Note”). The Note is subject to the same terms and conditions of the June 2010 Financing, except that (i) the Company does not have the right to redeem the Note; and (ii) the principal and interest due under the Note may not be converted into a Qualified Offering. The conversion price of the Note is $0.10 per share and the unpaid principal and interest are deemed to be a “Secured Obligation” as defined in the June 2010 Financing Transaction Documents. In addition, the Company issued to Quercus a Warrant to purchase 1,079,000 shares of the Company’s common stock at $0.10 per share. The term of the Warrant is five (5) years from the date of issuance.

Amendments to Employment Agreements

Concurrently with the August 2010 Interim Financing, the Company and Mr. Michael Burns, the Company’s Chief Technology Officer and member of the Board of Directors, entered into an amendment to Mr. Burns’s executive employment agreement providing for the issuance of 186,765 shares of the Company’s common stock as “Base Salary” in lieu of cash compensation for the months of August 2010 and September 2010. The shares of common stock shall be issued at $0.17 per share. All other terms and conditions of Mr. Burns’ employment agreement shall remain in full force and effect and Mr. Burns shall resume receiving cash compensation as Base Salary beginning in October 2010.

A copy of the Note and Warrant are filed herewith as Exhibits 10.1 and 10.2, respectively.

The Company is providing this report in accordance with Rule 135c under the Securities Act of 1933, as amended (“Rule 135c”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 2.03                      Creation of a Direct Financial Obligation or an obligation Under an Off-Balance Sheet Arrangement of a Registration.

See Item 1.01 above.

Item 3.02                      Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 30, 2010, Ms. Diane Glatfelter resigned as Chief Financial Officer and Secretary/Treasurer of the Company.    Ms. Glatfelter did not resign as a result of any disagreement with the on any matters relating to the Company’s operations, policies, or practices.

Item 9.01                       Financial Statements and Exhibits

9.01 (d) Exhibits

Exhibit Number	Description

10.1	Form of 10% Senior Secured Convertible Promissory Note	Filed herewith
10.2	Form of Common Stock Purchase Warrants	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.
August 23, 2010	By: /s/ Arthur Reynolds
Arthur Reynolds Chief Executive Officer and President